UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 6, 2010
Date of Report (Date of earliest event reported)

COMMISSION FILE NUMBER: 000-50760

Sancon Resources Recovery, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	58-2670972
(State or other jurisdiction	(IRS Employer Identification File Number)
of incorporation)

No 2 Yinqing Lu, Songjiang District,
Shanghai, China, 201615
(Address of Principal Executive Offices)

(+86) 21 67756099
(Registrant's telephone number, including area code)

- NOT APPLICABLE -
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 26, 2010, Sancon Shanghai ("Sancon SH" hereinafter), a 70% owned subsidiary of the company, entered into an investment agreement with Shanghai Sheng Rong Environmental Protection Technology Co.,Ltd("Shanghai Sheng Rong" hereinafter) to invest additional RMB1, 000,000 or $146,289 in Shanghai Sheng Rong. Previously Sancon SH has invested RMB 300,000 or $44,010 in return to hold 20% equity interest of Shanghai Sheng Rong.  Subsequently, Sancon SH holds 52% equity interest of Shanghai Sheng Rong. Shanghai Sheng Rong is an environmental services company that operates waste management and recycling services in China. Shanghai Sheng Rong was set up on June 19, 2009.

During the periods from June 2009 to May 26, 2010, Shanghai Sheng Rong had no revenues. Net income from June 19, 2009 to May 26, 2010 was $5,085. As of the May 26, 2010, the total asset of Shanghai Sheng Rong was $527,789 and net asset was $370,537.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBIT:

(b) Exhibits.

Exhibit No.	Description

10.12	Board Resolution dated April 30, 2010 and signed by Sancon Resource recovery (Shanghai) Co., Ltd. and the shareholders of Shanghai Sheng Rong Environmental Protection Technology Co., Ltd

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sancon Resources Recovery, Inc. (REGISTRANT)

Date: August 6, 2010	By:	/s/ Jack Chen
Jack Chen
Chief Executive Officer